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                                                                    EXHIBIT 23.7


CONSENT OF McGLADREY & PULLEN, LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Form S-3 Registration Statement pertaining to The Source Information Management Company of our report dated December 23, 1998, except as to Note 11 as to which the date is September 27, 1999, with respect to the financial statements of Huck Store Fixture Company and Subsidiary included in the Form 8-K filed by The Source Information Management Company on December 2, 1999.

We also consent to the reference to use under the caption "Experts" in the Prospectus constituting a part of the Registration Statement.

/s/ McGladrey & Pullen, LLP



Springfield, Illinois
June 15, 2000



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